Exhibit (a)(1)(E)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

GAIAM, INC.

at

A PURCHASE PRICE IN CASH EQUAL TO $7.75 PER SHARE

Pursuant to the Offer to Purchase dated May 20, 2016

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON MONDAY, JUNE 27, 2016, UNLESS THE OFFER IS EXTENDED

(SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A Common Stock, par value $0.0001 per share (the “Shares”), of Gaiam, Inc., a Colorado corporation (“Gaiam”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered or transmitted to the Depositary by facsimile transmission, overnight courier or mailed as set forth below. See Section 3 — “Procedures for Tendering Securities” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare Trust Company, N.A. Attn: Reorganization Department P.O. Box 43011	For Eligible Institutions Only: (617) 360-6810	Computershare Trust Company, N.A. Attn: Reorganization Department 250 Royall Street, Suite V
Providence, RI 02940-3011	ONLY For Confirmation of Fax Telephone: (781) 575-2332	Canton, Massachusetts 02021

For information about the Offer, please contact the Information Agent at 866-278-8941

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or book-entry confirmation, as described in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Gaiam, Inc., a Colorado corporation (“Gaiam”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 20, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of Gaiam specified below, pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Tendering Securities” of the Offer to Purchase.

Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate name of tendering institution and DTC account number at if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.	Tendering Institution/DTC Account Number

X		Dated:	X

Dated:
Signatures(s) of Record Holder(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender Shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within three business days after the Termination Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print)

Title:
City State Zip

Area Code and Tel. No.	Dated:	, 2016

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE

CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.